                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K


                                CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

    Date of Report: (Date of earliest event reported): December 16, 1997
                             (December 11, 1997)


                                GREY WOLF, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



         TEXAS                         1-8226                   74-2144774
(State of Incorporation)      (Commission File Number)        (IRS Employer
                                                           Identification No.)



                        10370 RICHMOND AVENUE, SUITE 600
                           HOUSTON, TEXAS 77042-4136
             (Address of Registrant's principal executive offices)



                                 (713) 435-6100
              (Registrant's telephone number, including area code)




                                (NOT APPLICABLE)
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

LETTER OF INTENT TO ACQUIRE MURCO DRILLING CORPORATION

GENERAL

         On December 11, 1997, Grey Wolf, Inc. ("Grey Wolf") announced that it had entered into a letter of intent with Murco Drilling Corporation ("Murco") and its shareholders to acquire all the outstanding shares of common stock of Murco. The letter of intent states that the parties will endeavor to negotiate a definitive agreement pursuant to which it is anticipated that Grey Wolf Drilling Company ("Grey Wolf Drilling"), a wholly-owned subsidiary of Grey Wolf, will acquire all the outstanding common stock of Murco (the "Acquisition"). The letter of intent also provides that there is no binding obligation on any party to conclude the Acquisition. The Acquisition is contingent on the satisfactory completion of due diligence investigations by Grey Wolf and on the negotiation, execution and delivery of a definitive agreement setting forth in detail the terms, provisions and conditions of the Acquisition (the "Agreement"). The letter of intent provides that the Agreement would contain such representations and warranties, covenants, conditions, non-competition agreements and indemnities from Murco and its shareholders as are customary and appropriate for this type of transaction.

MURCO DRILLING CORPORATION

         Founded in 1958, Murco is engaged in the land drilling business in Alabama, Louisiana, Mississippi, and East Texas. Its executive office is located in Shreveport, Louisiana. Murco's current rig fleet consists of ten fully-operational rigs, four of which are diesel electric, silicone controlled rectifier ("SCR") rigs and six are mechanical rigs. The maximum rated depth capacity of Murco's rigs ranges from approximately 10,000 feet to 20,000 feet. Murco has advised Grey Wolf that it employs approximately 230 persons. Grey Wolf expects that substantially all of Murco's employees will be offered continued employment by Grey Wolf Drilling.

THE ACQUISITION

         Purchase Price and Adjustments

         It is presently anticipated that Grey Wolf Drilling will purchase all of the outstanding shares of common stock of Murco Drilling (the "Murco Stock") for a purchase price of $56.4 million consisting of (i) an amount in cash equal to $56.4 million minus the value of Grey Wolf common stock ("Grey Wolf Stock") not to exceed $10.0 million which Grey Wolf may elect to issue to the shareholders of Murco plus (ii) up to $10.0 million in value of Grey Wolf Stock, if any, that Grey Wolf may elect to issue to the shareholders of Murco. The Grey Wolf common stock which may be issued in connection with the Acquisitions is referred to in this Report as the "Stock Consideration." For purposes of determining the purchase price, the deemed value of the Stock Consideration, if any, is expected to be the product of the number of shares Grey Wolf chooses to issue in the Acquisition multiplied by the average closing price of Grey Wolf Stock on the American

Stock Exchange for the ten trading days ending on the second business day prior to the closing date of the Acquisition.

         The total purchase price to be paid is expected to be subject to adjustment for changes to Murco's Net Financial Assets to the extent that the Net Financial Assets are greater or less than zero, excluding any net liabilities associated with the creation of the below-mentioned Rabbi Trust. "Net Financial Assets" is presently expected to be the book value of all assets of Murco determined in accordance with generally accepted accounting principles, excluding property, plant and equipment other than assets and liabilities described in the first paragraph under "--Certain Conditions to Closing" below. The total consideration would also be reduced by an amount equal to the fair market value of any real estate assets required by Grey Wolf Drilling to be disposed of or distributed to the shareholders prior to closing. To the extent that Grey Wolf elects to pay a portion of the consideration in Grey Wolf Stock, it is anticipated that Grey Wolf would agree to file a Registration Statement on Form S-3 covering the resale of the Grey Wolf Stock.

         The letter of intent provides that Grey Wolf Drilling will deposit $2.5 million of earnest money with a national bank upon execution of the Agreement.

         Certain Conditions to Closing

         The Agreement will provide that as a condition to closing, Murco must have (i) redeemed all of its issued and outstanding preferred stock at its par value, (ii) obtained cancellation of or exercise of all outstanding options to purchase securities of Murco, (iii) distributed all of its oil and gas properties, (iv) obtained a release of Murco from its current office lease, (v) distributed three motor vehicles being used by Murco's shareholders, (vi) distributed shareholder and non-employee life insurance policies, and (vii) distributed office equipment and furnishings currently used by shareholders and their support personnel. The letter of intent provides that all liabilities relating to the distributed assets will be assumed by the shareholders of Murco.

         The letter of intent further provides that, on or prior to the closing, the shareholders of Murco will convey to Murco a tract of land of approximately nine acres located in Shreveport, Louisiana currently being used by Murco.

         In addition, it is anticipated that the Agreement will provide that the parties' obligations to close the transaction will be conditioned upon the approval or consent of such persons or entities, including regulatory authorities, as are necessary or appropriate.

         Creation of Rabbi Trust by Murco

         The letter of intent provides that at, or immediately prior to the closing, Murco will establish a deferred compensation Plan (the "Plan") acceptable to Grey Wolf Drilling for the benefit of a designated group of Murco employees as compensation for service to Murco and an incentive to maintain performance and to refrain from voluntarily terminating their employment for at least the one year term of the Plan. Murco will be obligated to fund $8.6 million into a Rabbi Trust to be created contemporaneously with the adoption of the Plan. Grey Wolf Drilling will assume the funding obligation upon closing. The amount so funded may be reduced by the value of any stock options granted by Grey Wolf to any of such designated group of employees.

         The letter of intent provides that it may be terminated by either party in the event the Agreement has not been executed on or before January 15, 1998. Both parties have agreed to use good faith efforts to execute the Agreement by such date.

         Anticipated Sources of Funding

         Grey Wolf currently expects to fund substantially all of the cash portion of the purchase price for the Acquisition from cash on hand and borrowings under its revolving line of credit from its commercial banks.

FORWARD-LOOKING STATEMENTS

         This Current Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address events, transactions and developments that Grey Wolf intends, expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements include, without limitation: (i) the anticipated consummation of the Acquisition; (ii) the terms and conditions of the proposed Agreement and Plan;
(iii) the anticipated purchase price for the Acquisition; and (iv) Grey Wolf's expectations with respect to financing the cash portion of the purchase price for the Acquisition.

         The forward-looking statements contained in this Current Report are subject to material risks and uncertainties. Important factors that can cause actual results to differ materially from Grey Wolf's expectations include: (i) unexpected adverse information discovered in the course of Grey Wolf's due diligence investigations of Murco; (ii) unanticipated adverse developments with respect to Murco's business and properties or the land drilling business as a whole; (iii) unexpected breach by Murco of its contractual obligations or termination by Murco of negotiations prior to signing of the Agreement; or (iv) presently unforeseen circumstances that prevent Grey Wolf from financing the cash portion of the purchase price through its line of credit or conditions in the financial markets that render obtaining of such financing impractical or financially prohibitive.

                                    EXHIBITS

         Exhibit 99.1 Letter of intent by and between Murco Drilling Corporation and Grey Wolf Drilling Company dated as of December 3, 1997.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 16, 1997


                                        GREY WOLF, INC.




                                           /s/ T. Scott O'Keefe
                                           -----------------------------------
                                               T. Scott O'Keefe,
                                               Senior Vice President and
                                               Chief Financial Officer